Exhibit 99.1

AMERICREDIT REPORTS SECOND QUARTER OPERATING RESULTS

•	Quarterly loan originations increased 30% from the prior year

•	2nd quarter earnings of $95 million, $0.74 per share

•	FY07 earnings guidance updated

FORT WORTH, TEXAS January 24, 2007 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $95 million, or $0.74 per share, for its fiscal second quarter ended December 31, 2006. AmeriCredit reported net income of $87 million, or $0.59 per share, for the same period a year earlier. For the six months ended December 31, 2006, AmeriCredit reported net income of $170 million, or $1.27 per share, versus earnings of $141 million, or $0.93 per share, for the six months ended December 31, 2005.

Net income for the three and six months ended December 31, 2006, included a $23 million after-tax gain ($36 million pre-tax), or $0.18 per share and $0.17 per share, respectively, related to the partial sale of AmeriCredit’s investment in DealerTrack Holdings, Inc. Net income for all periods ended December 31, 2005, included a $6 million after-tax gain ($9 million pre-tax), or $0.04 per share, related to the partial sale of AmeriCredit’s investment in DealerTrack Holdings, Inc.

Automobile loan purchases increased to $1.74 billion for the second quarter of fiscal year 2007, compared to $1.34 billion for the same period last year. Loan purchases for the six months ended December 31, 2006, were $3.42 billion compared to $2.86 billion for the same period a year earlier. Managed receivables totaled $12.58 billion at December 31, 2006, compared to $11.00 billion at December 31, 2005.

Annualized net charge-offs totaled 5.8% of average managed receivables for the December 2006 quarter compared to 5.9% for the December 2005 quarter. For the six months ended December 31, 2006, annualized net charge-offs were 5.6% compared to 5.8% for the same period last year.

Managed auto receivables 31-to-60 days delinquent were 6.7% of the portfolio at December 31, 2006, compared to 6.5% at December 31, 2005. Accounts more than 60 days delinquent were 2.6% of the portfolio at December 31, 2006, compared to 2.8% at December 31, 2005.

“With the broader product spectrum provided by our recent acquisitions and solid origination trends coming out of the first half of our fiscal year, we are well positioned to take advantage of the seasonally strong March and June quarters,” said President and Chief Executive Officer Dan Berce.

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

The following net income and earnings per share forecasts have been updated from guidance provided on October 24, 2006, to reflect the impact of the acquisition of Long Beach Acceptance Corp. on January 1, 2007, and a pre-tax gain of $16 million on the sale of the Company’s remaining investment in DealerTrack Holdings, Inc., in January 2007.

Net income and EPS forecasts

	Revised Fiscal year ending June 30, 2007	Previous Fiscal year ending June 30, 2007
Net income ($ millions)	$337 - $367	$325 - $355
Earnings per share	$2.54 - $2.74	$2.45 - $2.65

The forecasts for fiscal year 2007 incorporate, but are not limited to, the following assumptions, which include Long Beach:

•	New loan origination volume of $7.8 to $8.4 billion;

•	Net interest margin of 11.6% to 12.6% of average receivables;

•	Operating expenses of 2.8% to 3.2% of the portfolio;

•	Credit losses to average between 4.3% and 5.3% overall for the fiscal year, but varying seasonally by quarter; and

•	Annualized provision for loan losses as a percent of average receivables to range between 4.8% and 5.8%.

These forecasts do not include any future share repurchase activity.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers and directly to consumers in the United States and Canada. AmeriCredit has over one million customers and approximately $14 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2006. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, the ability to integrate operational and strategic platforms, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Revenue:
Finance charge income	$502,217	$394,075	$986,574	$767,811
Servicing income	979	21,445	8,438	46,786
Other income	72,440	32,608	104,245	53,794

	575,636	448,128	1,099,257	868,391

Costs and expenses:
Operating expenses	94,095	83,919	182,383	161,784
Provision for loan losses	174,800	125,865	348,705	291,725
Interest expense	155,860	101,179	299,331	191,450
Restructuring charges	77	93	386	252

	424,832	311,056	830,805	645,211

Income before income taxes	150,804	137,072	268,452	223,180
Income tax provision	55,378	50,498	98,790	82,573

Net income	$95,426	$86,574	$169,662	$140,607

Earnings per share:
Basic	$0.82	$0.65	$1.41	$1.02

Diluted	$0.74	$0.59	$1.27	$0.93

Weighted average shares	115,834,752	133,701,322	120,518,553	138,218,408

Weighted average shares and assumed incremental shares	130,153,556	148,325,483	134,935,826	152,958,115

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	December 31, 2006	June 30, 2006	December 31, 2005
Cash and cash equivalents	$897,386	$513,240	$586,145
Finance receivables, net	11,857,385	11,097,008	9,264,566
Credit enhancement assets	6,061	104,624	291,148
Restricted cash - securitization notes payable	865,591	860,935	698,321
Restricted cash - warehouse credit facilities	149,173	140,042	526,300
Property and equipment, net	54,796	57,225	59,332
Deferred income taxes	99,657	78,789	41,705
Other assets	183,211	216,002	268,876

Total assets	$14,113,260	$13,067,865	$11,736,393

Warehouse credit facilities	$2,400,881	$2,106,282	$1,232,907
Securitization notes payable	8,907,498	8,518,849	7,875,604
Senior notes	—	—	153,791
Convertible debt	750,000	200,000	200,000
Funding payable	56,484	54,623	225,801
Accrued taxes and expenses	141,548	155,799	114,756
Other liabilities	14,212	23,426	13,254

Total liabilities	12,270,623	11,058,979	9,816,113

Shareholders’ equity	1,842,637	2,008,886	1,920,280

Total liabilities and shareholders’ equity	$14,113,260	$13,067,865	$11,736,393

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$95,426	$86,574	$169,662	$140,607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,419	9,055	19,497	18,129
Accretion and amortization of loan fees	(6,472)	(4,533)	(13,959)	(6,748)
Provision for loan losses	174,800	125,865	348,705	291,725
Deferred income taxes	10,109	7,025	3,568	(2,084)
Accretion of present value discount	(664)	(10,995)	(5,955)	(22,658)
Stock-based compensation expense	5,435	5,095	9,321	9,298
Gain on sale of available for sale securities	(36,196)	(8,847)	(36,196)	(8,847)
Other	498	(435)	2,446	(689)
Changes in assets and liabilities:
Other assets	39,127	1,544	3,305	9,910
Accrued taxes and expenses	(24,780)	(30,903)	(13,355)	(19,047)

Net cash provided by operating activities	270,702	179,445	487,039	409,596

Cash flows from investing activities:
Purchase of receivables	(1,950,000)	(1,524,704)	(3,740,828)	(3,146,643)
Principal collections and recoveries on receivables	1,300,174	976,241	2,631,281	1,952,779
Distributions from gain on sale Trusts	16,692	110,655	92,709	253,673
Net (purchases) sales of property and equipment	(1,937)	(1,347)	(3,001)	32,558
Proceeds from sale of available for sale securities	44,300	11,992	44,300	11,992
Net change in restricted cash and other	1,092,985	(277,819)	(11,812)	(132,258)

Net cash provided (used) by investing activities	502,214	(704,982)	(987,351)	(1,027,899)

Cash flows from financing activities:
Net change in warehouse credit facilities	429,786	128,167	294,599	241,933
Net change in securitization notes payable	(1,174,637)	498,090	386,773	708,475
Net change in senior notes and other	1,406	(18,132)	(11,393)	(21,817)
Proceeds from issuance of convertible debt	—	—	497,376	—
Repurchase of common stock	—	(194,815)	(323,964)	(398,929)
Proceeds from issuance of common stock	29,206	5,774	43,226	9,181

Net cash (used) provided by financing activities	(714,239)	419,084	886,617	538,843

Net increase (decrease) in cash and cash equivalents	58,677	(106,453)	386,305	(79,460)
Effect of Canadian exchange rate changes on cash and cash equivalents	(2,058)	122	(2,159)	2,104
Cash and cash equivalents at beginning of period	840,767	692,476	513,240	663,501

Cash and cash equivalents at end of period	$897,386	$586,145	$897,386	$586,145

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Loan originations	$1,740,767	$1,339,526	$3,424,736	$2,859,672
Loans securitized	601,800	1,513,514	2,975,741	2,702,705

Average on-book receivables	$12,392,922	$9,573,416	$12,173,441	$9,312,002
Average gain on sale receivables	58,069	1,445,804	181,432	1,708,097

Average managed receivables	$12,450,991	$11,019,220	$12,354,873	$11,020,099

	December 31, 2006	June 30, 2006	December 31, 2005
On-book receivables	$12,548,925	$11,775,665	$9,873,603
Gain on sale receivables	34,083	421,037	1,125,188

Managed receivables	$12,583,008	$12,196,702	$10,998,791

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Operating expenses	$94,095	$83,919	$182,383	$161,784
Operating expenses as a percent of average managed receivables	3.0%	3.0%	2.9%	2.9%
Tax rate	36.72%	36.84%	36.80%	37.00%

	December 31, 2006	June 30, 2006	December 31, 2005
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	6.7%	5.0%	6.0%
Greater than 60 days	2.6	2.0	2.5

Total	9.3%	7.0%	8.5%

Gain on sale:
(% of ending gain on sale receivables)
31 - 60 days	1.3%	9.2%	11.1%
Greater than 60 days	0.3	3.8	5.2

Total	1.6%	13.0%	16.3%

Total portfolio:
(% of ending managed receivables)
31 - 60 days	6.7%	5.1%	6.5%
Greater than 60 days	2.6	2.1	2.8

Total	9.3%	7.2%	9.3%

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	6.8%	6.4%	6.5%	6.4%

Gain on sale (% of average gain on sale receivables)	1.3%	9.5%	3.5%	10.1%

Total portfolio (% of average managed receivables)	6.7%	6.8%	6.5%	7.0%

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Net charge-offs:
On-book	$183,153	$128,343	$345,017	$237,516
Gain on sale	284	36,657	4,816	84,639

	$183,437	$165,000	$349,833	$322,155

Net charge-offs as a percent of average receivables:
On-book	5.9%	5.3%	5.6%	5.1%

Gain on sale	1.9%	10.1%	5.3%	9.8%

Total portfolio	5.8%	5.9%	5.6%	5.8%

Net recoveries as a percent of gross repossession charge-offs:
On-book	48.8%	48.0%	48.8%	47.8%

Gain on sale	42.9%	40.8%	43.5%	40.3%

Total portfolio	48.8%	46.4%	48.7%	45.8%

	December 31, 2006	June 30, 2006	December 31, 2005
On-book receivables:
Principal	$12,548,925	$11,775,665	$9,873,603
Allowance for loan losses and nonaccretable acquisition fees	(691,540)	(678,657)	(609,037)

	$11,857,385	$11,097,008	$9,264,566

Allowance as a percentage of on-book receivables	5.5%	5.8%	6.2%

The Company’s net margin as reflected on the consolidated statements of income, excluding a $36 million and a $9 million pre-tax gain on the partial sale of the Company’s investment in DealerTrack Holdings, Inc., realized during the three and six months ended December 31, 2006 and 2005, respectively, is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Finance charge income	$502,217	$394,075	$986,574	$767,811
Other income	36,244	23,761	68,049	44,947
Interest expense	(155,860)	(101,179)	(299,331)	(191,450)

Net margin	$382,601	$316,657	$755,292	$621,308

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Finance charge income	16.1%	16.3%	16.1%	16.3%
Other income	1.1	1.0	1.1	1.0
Interest expense	(5.0)	(4.2)	(4.9)	(4.1)

Net margin as a percent of average on-book receivables	12.2%	13.1%	12.3%	13.2%

The following table provides additional information for comparative purposes related to the Company’s acquisition of Bay View Acceptance Corporation on May 1, 2006:

	Three Months Ended December 31, 2006		Six Months Ended December 31, 2006
	AmeriCredit Core	Total	AmeriCredit Core	Total
Originations	$1,611,250	$1,740,767	$3,161,247	$3,424,736
Average managed receivables	$11,586,422	$12,450,991	$11,511,977	$12,354,873
Net charge-offs	$181,157	$183,437	$345,505	$349,833
Net charge-offs as a percent of average receivables	6.2%	5.8%	6.0%	5.6%

Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding	7.2%	6.7%	6.9%	6.5%

Net margin	$374,210	$382,601	$739,196	$755,292

Net margin as a percent of average on-book receivables	12.8%	12.2%	12.9%	12.3%

	December 31, 2006
	AmeriCredit Core	Total
Managed receivables	$11,697,310	$12,583,008
Loan delinquency:
(% of ending managed receivables)
31 - 60 days	7.2%	6.7%
Greater than 60 days	2.7	2.6

Total	9.9%	9.3%

Allowance as a percentage of on-book receivables	5.8%	5.5%

Contact:

Investor Relations	Media Relations
Caitlin DeYoung	John Hoffmann
(817) 302-7394	(817) 302-7627